EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-97871 of Monsanto Company on Form S-8 of our report dated June 24 2010, relating to the financial statements and financial statement schedules of Monsanto Savings and Investment Plan, appearing in this Annual Report on Form 11-K of Monsanto Savings and Investment Plan for the year ended December 31, 2009.
/s/Deloitte & Touche LLP
St. Louis, Missouri
June 24, 2010